UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
____________________
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
Murphy USA Inc.
(Name of Registrant as Specified in Its Charter)

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Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V85507-P47889-Z92261 MURPHY USA INC. ATTN: RACHEL PICKETT 200 EAST PEACH STREET EL DORADO, AR 71730 Vote in Person at the Meeting* May 7, 2026 8:00 AM Central Daylight Time Murphy USA Corporate Headquarters 200 East Peach Street El Dorado, AR 71730 You invested in MURPHY USA INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 7, 2026. Get informed before you vote View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 23, 2026. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2026 Annual Meeting Vote by May 6, 2026 11:59 PM ET. For shares held in a Plan, vote by May 4, 2026 11:59 PM ET. MURPHY USA INC.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V85508-P47889-Z92261 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Four Class I Directors Whose Current Terms Expire on the Date of the Annual Meeting. Nominees: 1a. Claiborne P. Deming For 1b. Hon. Jeanne L. Phillips For 1c. Jack T. Taylor For 1d. Michael G. Kulp For 2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2026. For 3. Approval of Executive Compensation on an Advisory, Non-Binding Basis. For 4. Amend the Certificate of Incorporation to Phase-Out the Classification of the Board of Directors and Provide for the Annual Election of Directors. For 5. Amend the Certificate of Incorporation to Enable Adoption of Stockholders’ Right to Call Special Meetings of Stockholders. For 6. Stockholder Proposal - Give Shareholders the Ability to Call for a Special Shareholder Meeting. Against NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.